Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1/A#3 of our report dated October 29, 2012 with respect to the audited financial statements of Idaho North Resources Corp. for the years ended June 30, 2012 and 2011.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

MALONEBAILEY, LLP
MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

March 14, 2013